Exhibit 10.1

KRYSTAL BIOTECH, INC. 2017 IPO STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD
Grantee’s Name and Address:

You (the “Grantee”) have been granted an award of Restricted Stock Units (the “RSUs”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the Krystal Biotech, Inc. 2017 IPO Stock Incentive Plan, as amended from time to time (the “Plan”), and the Restricted Stock Unit Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise provided herein, the terms in this Notice shall have the same meaning as those defined in the Plan.
Award Number
Date of Award
Vesting Commencement Date
Total Number of RSUs

Vesting Schedule:
Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Agreement and the Plan, the RSUs will “vest” in accordance with the following schedule (the “Vesting Schedule”):
The unvested RSUs shall vest ratably over a four year period with one-fourth of the unvested RSUs vesting on the Vesting Commencement Date and one-fourth vesting on each anniversary thereafter until all unvested RSUs have vested.
During any authorized leave of absence, the vesting of the RSUs as provided in this schedule shall be suspended after the leave of absence exceeds a period of three (3) months. Vesting of the RSUs shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the RSUs shall be extended by the length of the suspension.
In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the RSUs shall continue to vest in accordance with the Vesting Schedule set forth above.
If the Grantee would become vested in a fraction of an RSU, such RSU shall not vest until the Grantee becomes vested in the entire RSU.
Vesting shall cease upon the date of termination of the Grantee’s Continuous Service for any reason, including death or Disability. In the event the Grantee’s Continuous Service is terminated for any reason, including death or Disability, all unvested RSUs will be forfeited to the Company, and all rights of the Grantee to such RSUs will immediately terminate without payment of any consideration to the Grantee.
The RSUs shall be subject to the provisions of Section 11 of the Plan in the event of a Corporate Transaction or Change in Control.
IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the RSUs are to be governed by the terms and conditions of this Notice, the Plan and the Agreement.

Krystal Biotech, Inc.,
a Delaware corporation
By:
Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE RSUS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE OR AS OTHERWISE SPECIFICALLY PROVIDED HEREIN (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THESE RSUS OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.
The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the RSUs subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Administrator in accordance with Section 10 of the Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 11 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.
The Company may, in its sole discretion, decide to deliver this Notice, the Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) to the Grantee by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby agrees to Company’s provision to the Grantee of these documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
If the Grantee does not accept or decline this RSU award within 90 days of the Date of Award or by such other date that may be communicated the Grantee by the Company, the Company will accept this RSU award on the Grantee’s behalf and Grantee will be deemed to have accepted the terms and conditions of the RSUs set forth in the Plan and the Award Agreement. If the Grantee wishes to decline this RSU award, the Grantee should promptly notify the Company at 412-586-5830. If Grantee declines this RSU award, the RSUs will be cancelled and no benefits from the RSUs nor any compensation or benefits in lieu of the RSUs will be provided to Grantee.
The Grantee acknowledges that the Grantee has access to the Company’s intranet and has either received electronic or paper copies of the Plan Documents.
Dated:            Signed:

KRYSTAL BIOTECH, INC. 2017 IPO STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
1.Grant of RSUs. Krystal Biotech, Inc., a Delaware corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”), the Total Number of RSUs set forth in the Notice, subject to the Notice, this Restricted Stock Unit Award Agreement (the “Agreement”) and the terms and provisions of the Company’s 2017 IPO Stock Incentive Plan (the “Plan”), as amended from time to time, which are incorporated herein by reference. An RSU is a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding Share. The RSUs are used solely as a device to determine the number of Shares to eventually be issued to Grantee if such RSUs vest. The RSUs shall not be treated as property or as a trust fund of any kind. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.
2.Settlement.
(a)On or as soon as administratively practical (and within thirty (30) days) following the applicable date of vesting under the Vesting Schedule set forth in the Notice (a “Vesting Date”), the Company will deliver to Grantee a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its discretion) equal to the number of RSUs that vest on the applicable Vesting Date, subject to the satisfaction of any applicable tax withholding obligations. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Agreement.
(b)The Company reserves the right to issue to the Grantee the cash equivalent of Shares, in part or in full satisfaction of the delivery of Shares, upon vesting of the RSUs, and to the extent applicable, references in the Agreement to Shares issuable in connection with the RSUs will include the potential issuance of its cash equivalent pursuant to such right.
3.Dividend and Voting Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, the Grantee will have no ownership of the Shares allocated to the RSUs, and will have no rights to vote such Shares and no rights to dividends.
4.Transfer Restrictions. The RSUs and any interest therein may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of in any manner other than by will or the laws of descent or distribution or court order. The terms of the RSUs shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.
5.Termination of Continuous Service. If the Grantee’s Continuous Service terminates for any reason, including death or Disability, all unvested RSUs will be forfeited to the Company, and all rights of the Grantee to such RSUs will immediately terminate without payment of any consideration to the Grantee. The Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of his or her RSU grant (including whether the Grantee may still be considered to be providing services while on a leave of absence).
6.Taxes.
(a)Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the RSUs, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the RSUs or the subsequent sale of Shares issued in settlement of the RSUs. The Company and its Related Entities do not commit and are under no obligation to structure the RSUs to reduce or eliminate the Grantee’s tax liability.
(b)Payment of Withholding Taxes. Prior to any event in connection with the RSUs that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any social insurance, employment tax, payment on account or other tax-related obligation (the “Tax

Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.
(i)By Share Withholding. Notwithstanding Section 7(c) of the Plan, if permissible under Applicable Law, the Administrator may permit the Grantee to elect to authorize the Company to withhold from those Shares otherwise issuable upon settlement of the RSUs to the Grantee the whole number of Shares sufficient to satisfy up to the maximum applicable Tax Withholding Obligation. The maximum applicable Tax Withholding Obligation is based on the applicable rates of the relevant tax authorities (for example, federal, state and local), including the Grantee’s share of payroll or similar taxes, as provided in the tax law, regulations or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction. Any elections to have Shares withheld or sold for this purpose will be made in accordance with the requirements established by the Administrator for such elections and be in writing in a form acceptable to the Administrator. Further, if permissible under Applicable Law, the Grantee hereby authorizes the Company to, upon the exercise of its sole discretion, withhold from those Shares otherwise issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Grantee acknowledges that the withheld Shares may still not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.
(ii)By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of business days as determined by the Administrator) before any Tax Withholding Obligation arises (e.g., a vesting date), the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.
Notwithstanding the foregoing, the Company or a Related Entity also may satisfy any Tax Withholding Obligation by offsetting any amounts (including, but not limited to, salary, bonus and severance payments) payable to the Grantee by the Company and/or a Related Entity. Furthermore, in the event of any determination that the Company and/or a Related Entity has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the RSUs, the Grantee agrees to pay the Company and/or the Related Entity the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company and/or the Related Entity to do so, whether or not the Grantee is an employee of the Company and/or the Related Entity at that time.
7.Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company may issue a “stop transfer” instruction if the Grantee fails to satisfy any Tax Withholding Obligations.
8.Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
9.Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the RSU award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
10.Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.
11.Venue and Waiver of Jury Trial. The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware state court) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 11 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
12.Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.
13.Language. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by Applicable Law.
14.Nature of RSUs. In accepting the RSUs, the Grantee acknowledges and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;
(b)the RSU award is voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of awards, even if awards have been awarded repeatedly in the past;
(c)all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(d)the Grantee’s participation in the Plan is voluntary;
(e)the Grantee’s participation in the Plan shall not create a right to any employment with the Grantee’s employer and shall not interfere with the ability of the Company or the employer to terminate the Grantee’s employment relationship, if any, at any time;
(f)the RSU is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Related Entity;
(g)in the event that the Grantee is not an Employee of the Company or any Related Entity, the RSU award and the Grantee’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Related Entity;
(h)the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(i)in consideration of the RSUs, no claim or entitlement to compensation or damages shall arise from termination of the RSUs or diminution in value of the RSUs or Shares acquired upon vesting of the RSUs, resulting from termination of the Grantee’s Continuous Service by the Company or any Related Entity (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the RSUs, the Grantee irrevocably releases the Company and any Related Entity from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice, the Grantee shall be deemed irrevocably to have waived his or her right to pursue or seek remedy for any such claim or entitlement;
(j)in the event of termination of the Grantee’s Continuous Service (whether or not in breach of local labor laws), the Grantee’s right to receive RSUs under the Plan and to vest in such RSUs, if any, will (except as otherwise provided in the Notice or herein) terminate effective as of the date that the Grantee is no longer providing services and will not be extended by any notice period mandated under local law (e.g., providing services would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of the Grantee’s Continuous Service (whether or not in breach of local labor laws), the Administrator shall have the exclusive discretion to determine when the Grantee is no longer providing services for purposes of the RSUs;

(k)the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of Shares; and
(l)the Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisers regarding the Grantee’s participation in the Plan before taking any action related to the Plan.
15.Data Privacy.
(a)The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in the Notice and this Agreement by and among, as applicable, the Grantee’s employer, the Company and any Related Entity for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.
(b)The Grantee understands that the Company and the Grantee’s employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
(c)The Grantee understands that Data will be transferred to any third party assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the Grantee’s country, or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusal or withdrawal of consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee’s local human resources representative.
END OF AGREEMENT